UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 27, 2011

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Credit Agreement

On January 27, 2011, Carrizo Oil & Gas, Inc. (the “Company” or “we”) entered into a Credit Agreement with BNP Paribas, as Administrative Agent (the “Agent”), certain other agents and a group of lenders (the “Credit Facility”). The Credit Facility provides for a revolving credit facility up to the lesser of (i) the Borrowing Base and (ii) $750 million. The Credit Facility matures on January 27, 2016. It is secured by substantially all of our assets and is guaranteed by certain of our subsidiaries: Bandelier Pipeline Holding, LLC, Carrizo Marcellus Holding Inc., Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC.

The initial Borrowing Base under the Credit Facility is $350 million.  The Borrowing Base will be redetermined by the lenders at least semi-annually on each May 1 and November 1, beginning May 1, 2011. We and the lenders may each request one unscheduled borrowing base redetermination between each scheduled redetermination.  The Borrowing Base will also be reduced in certain circumstances as a result of certain issuances of senior notes, cancellation of certain hedging positions and as a result of certain asset sales.  The amount we are able to borrow with respect to the Borrowing Base is subject to compliance with the financial covenants and other provisions of the Credit Facility.

If the outstanding principal balance of the revolving loans and the aggregate face amount of all letters of credit under the Credit Facility exceeds the Borrowing Base at any time as a result of a redetermination of the Borrowing Base, we have the option within 30 days to take any of the following actions, either individually or in combination: make a lump sum payment curing the deficiency, deliver reserve engineering reports and mortgages covering additional oil and gas properties sufficient in the lenders’ opinion to increase the Borrowing Base and cure the deficiency or begin making equal monthly principal payments that will cure the deficiency within the next six-month period. Upon certain adjustments to the Borrowing Base, we are required to make a lump sum payment in an amount equal to the amount by which the outstanding principal balance of the revolving loans and the aggregate face amount of all letters of credit under the Credit Facility exceeds the Borrowing Base.  Otherwise, any unpaid principal will be due at maturity.

The annual interest rate on each base rate borrowing is (a) the greatest of the Agent’s Prime Rate, the Federal Funds Effective Rate plus 0.5% and the adjusted LIBO rate for a three-month interest period on such day plus 1.00%, plus (b) a margin between 1.00% and 2.00% (depending on the then-current level of borrowing base usage).  The interest rate on each Eurodollar loan will be the adjusted LIBO rate for the applicable interest period plus a margin between 2.00% to 3.00% (depending on the then-current level of borrowing base usage).

We are subject to certain covenants under the terms of the Credit Facility which include, but are not limited to, the maintenance of the following financial covenants: (1) a total net debt to Consolidated EBITDAX (as defined in the Credit Facility) ratio of not more than (a) 4.75 to 1.00 for any fiscal quarter ending on or after March 31, 2011 and on or before December 31, 2011, (b) 4.25 to 1.00 for any fiscal quarter ending on or after March 31, 2012 and on or before June 30, 2012 and (c) 4.00 to 1.00 for any fiscal quarter ending on or after September 30, 2012; (2) a current ratio of not less than 1.0 to 1.0; (3) a senior debt to EBITDAX ratio of not more than 2.50 to 1.00; and (4) an EBITDAX to interest expense ratio of not less than 2.50 to 1.00.

The Credit Facility also places restrictions on the Company and certain of its subsidiaries with respect to additional indebtedness, liens, dividends and other payments to shareholders, repurchases or redemptions of our common stock, redemptions of our senior notes, investments, acquisitions, mergers, asset dispositions, transactions with affiliates, hedging transactions and other matters.

The Credit Facility is subject to customary events of default, including a change in control (as defined in the Credit Facility).  If an event of default occurs and is continuing, the Majority Lenders (as defined in the Credit Facility) may accelerate amounts due under the Credit Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

On January 27, 2011, the Company borrowed $112 million under the Credit Facility, which was used to repay in full indebtedness outstanding under our Prior Credit Agreement (as defined in Item 1.02 below), to pay transaction costs associated with entrance into the Credit Facility and for other general business purposes.

The foregoing description of the Credit Facility is not complete and is qualified by reference to the full text of the Credit Facility, which is attached hereto as an exhibit and incorporated herein by reference.

Huntington Field Development Project Credit Agreement

On January 28, 2011, the Company and Carrizo UK Huntington Ltd., a wholly-owned subsidiary of the Company incorporated in England and Wales (“Carrizo UK”), as Borrower, entered into a Senior Secured Multicurrency Credit Facility Agreement with BNP Paribas and Societe Generale, as lead arrangers and original lenders (the “Huntington Facility”).  The Huntington Facility is secured by substantially all of Carrizo UK’s assets and is limited recourse to the Company.  The Huntington Facility provides financing for a substantial portion of Carrizo UK’s share of costs associated with the Huntington Field development project in the U.K. North Sea. The Huntington Facility provides for a multi-currency credit facility consisting of (1) a term loan facility to be used to fund Carrizo UK’s share of project development costs, (2) a contingent cost overrun term loan facility and (3) a post-completion revolving credit facility providing for loans and letters of credit to be used to fund certain abandonment and decommissioning costs following project completion.

The total term loan facility commitment is $55 million, with availability under the facility subject to a borrowing base, which is currently in excess of the commitment.  The total cost overrun facility commitment is $6.5 million, which may be utilized only when funds under the term loan facility have been exhausted and certain other requirements are satisfied.  The total post-completion revolving credit facility commitment is $22.5 million.  Availability under each of the term loan facility and the cost overrun facility is subject to borrowing bases that are generally based on consolidated cash flow and debt service projections for Carrizo UK attributable to certain proved reserves in the Huntington Field project.  The borrowing bases of the term loan facility and the cost overrun facility will be redetermined by the lenders at least semi-annually on each April 1 and October 1 in connection with the updating and recalculation of revenue and cash flow projections with respect to the Huntington Field project, except that the first such redetermination and recalculation will take place on May 1, 2011.  If the outstanding principal balance of the term loan facility and cost overrun facility exceeds the aggregate borrowing base for such facility at any time as a result of a redetermination of such facility’s borrowing base, Carrizo UK will be obligated to make a payment to cure the deficiency within five business days.

Initial borrowings under the term loan facility and cost overrun facility are conditioned on, among other things, the Company’s having made an approximately $19 million equity contribution to Carrizo UK, which has been completed.  Prior to project completion, the Company may be required under the Huntington Facility to make an additional equity contribution to Carrizo UK in the event the term loan borrowing base is reduced to a level at or above the amount of borrowings then outstanding.  The Company may be required under the Huntington Facility to make certain additional equity contributions to Carrizo UK in the event of certain specified projected Cost Overruns (as defined in the Huntington Facility).  To the extent that the cost overrun facility and any required equity contribution are insufficient, the Company is required to fund any Cost Overruns on a 100% basis.  If after project completion, the lenders reasonably determine that Carrizo UK is required to incur additional capital expenditures that were not contemplated by the Huntington Field development plan originally approved by the U.K. Department of Energy and Climate Change, the Company is required to fund such additional expenditures.  The Company is responsible for making certain other payments under the Huntington Facility, including funding certain projected working capital shortfalls, providing cash collateral for letters of credit issued under the post-completion revolving credit facility and paying certain costs of the required hedging arrangements described below.

The annual interest rate on each borrowing is (a) LIBOR (EURIBOR for euro-denominated loans) for the applicable interest period, plus (b) a margin of (i) 3.50% until the completion of the Huntington Field development project and 3.0% thereafter for the term loan credit facility and post-completion revolving credit facility or (ii) 4.75% for the cost overrun facility.  Borrowings under the term loan and cost overrun facilities are available until the earlier of December 31, 2012 or the achievement of certain project development milestones. The term loan and cost overrun facilities mature on December 31, 2014, subject to acceleration in the event that future projection estimates of remaining reserves in the project area have declined to less than 25% of the level initially projected by Carrizo UK and the lenders.  Letters of credit under the post-completion revolving credit facility mature on December 31, 2016.  Amounts outstanding under the term loan or cost overrun facility must be repaid according to the following schedule: (i) 45% will be due on December 31, 2012, (ii) 20% will be due on June 30, 2013, (iii) 20% will be due on December 31, 2013, (iv) 10% will be due on June 30, 2014 and (iv) the remaining 5% will be due on the final maturity date of December 31, 2014.

The Huntington Facility requires Carrizo UK to enter into certain hedging arrangements to hedge a specified portion of the Huntington Field project’s exposure to fluctuating petroleum prices as well as changes in interest rates or exchange rates, and permits

Carrizo UK to enter into additional hedging arrangements.  The Huntington Facility places restrictions on Carrizo UK with respect to additional indebtedness, liens, the extension of credit, dividends or other payments to the Company or its other subsidiaries, investments, acquisitions, mergers, asset dispositions, commodity transactions outside of the mandatory hedging program, transactions with affiliates and other matters.

The Huntington Facility is subject to customary events of default.  If an event of default occurs and is continuing, the Majority Lenders (as defined in the Huntington Facility) may accelerate amounts due under the Huntington Facility.

The foregoing description of the Huntington Facility is not complete and is qualified by reference to the full text of the Huntington Facility, which is attached hereto as an exhibit and incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement

In connection with the Company’s entrance into the Credit Facility described in Item 1.01, the Company terminated the Credit Agreement dated as of May 25, 2006 by and among the Company, certain subsidiaries of the Company as guarantors, JP Morgan Chase Bank, National Association, as Administrative Agent, and the lenders party thereto (the “Prior Credit Agreement”). A portion of the proceeds of the borrowings under the Credit Facility were used to repay all outstanding indebtedness under the Prior Credit Agreement and associated transaction costs.
_____________________

Statements in this Current Report that are not historical facts, including those related to the use of proceeds from the Credit Facility and the Huntington Facility, borrowing base redeterminations, borrowing base availability, future equity contributions by the Company to Carrizo UK, repayments of amounts outstanding, hedging arrangements, Huntington Field reserves, cash flow projections, project development costs and cost overruns, are forward-looking statements that are based on current expectations.  Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of Huntington activities, actions by lenders, results of wells and production testing, performance of rig operators and gathering systems, actions by industry partners and regulatory bodies, results of operations, capital expenditure programs, prices for oil and natural gas, market and other conditions and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description

10.1
Credit Agreement dated as of January 27, 2011 among Carrizo Oil & Gas, Inc., as Borrower, BNP Paribas, as Administrative Agent, Credit Agricole Corporate and Investment Bank and Royal Bank of Canada, as Co-Syndication Agents, Capital One, N.A. and Compass Bank, as Co-Documentation Agents, BNP Paribas Securities Corp. as Sole Lead Arranger and Sole Bookrunner, and the Lenders party thereto.

10.2
Senior Secured Multicurrency Credit Facility Agreement dated as of January 28, 2011 among Carrizo UK Huntington Ltd., as Borrower, Carrizo Oil & Gas, Inc., as Parent, and BNP Paribas and Societe Generale as Lead Arrangers, Bookrunners and Original Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date:  February 2, 2011

Exhibit Index

Exhibit Number	Description

10.1
Credit Agreement dated as of January 27, 2011 among Carrizo Oil & Gas, Inc., as Borrower, BNP Paribas, as Administrative Agent, Credit Agricole Corporate and Investment Bank and Royal Bank of Canada, as Co-Syndication Agents, Capital One, N.A. and Compass Bank, as Co-Documentation Agents, BNP Paribas Securities Corp. as Sole Lead Arranger and Sole Bookrunner, and the Lenders party thereto.

10.2
Senior Secured Multicurrency Credit Facility Agreement dated as of January 28, 2011 among Carrizo UK Huntington Ltd., as Borrower, Carrizo Oil & Gas, Inc., as Parent, and BNP Paribas and Societe Generale as Lead Arrangers, Bookrunners and Original Lenders.